                                 ADIENCE, INC.
             (A WHOLLY-OWNED SUBSIDIARY OF THE ALPINE GROUP, INC.)
                        UNAUDITED CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                 JULY 31, 1996

                                 ADIENCE, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)
                                     ASSETS

                                                     APRIL 30,      JULY 31,
                                                        1996          1996
                                                    ------------  ------------
                                                                  (UNAUDITED)

Current assets:
  Cash and cash equivalents.......................  $        412  $       581
  Accounts receivable (less allowance for doubtful
    accounts; April, $340; July $349).............        17,183       16,083
  Inventories.....................................        11,264       12,589
  Other current assets............................         5,668        6,867
                                                    ------------  ------------
    Total current assets..........................        34,527       36,120
                                                    ------------  ------------
Property, plant and equipment, net................        22,751       22,579
Goodwill (less accumulated amortization; April,
  $1,761; July, $2,090)...........................        38,030       37,858
Note receivable from affiliate....................         2,049        2,070
Other long-term assets............................         1,603        1,616
                                                    ------------  ------------
    Total assets..................................  $     98,960  $   100,243
                                                    ------------  ------------
                                                    ------------  ------------

                     LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Current portion of long-term debt...............  $        844  $       853
  Accounts payable................................         7,909        8,428
  Accrued expenses and other liabilities..........        18,203       16,529
                                                    ------------  ------------
    Total current liabilities.....................        26,956       25,810
                                                    ------------  ------------
Notes payable to parent...........................        54,908       58,329
                                                    ------------  ------------
Due to parent.....................................         6,133        6,257
                                                    ------------  ------------
Long-term debt, less current portion..............         6,258        6,219
                                                    ------------  ------------
Other long-term liabilities.......................         2,968        2,788
                                                    ------------  ------------
Commitments and contingencies
Stockholder's equity:
  Common stock, par value $1.00; 1,000 authorized,
    10 shares issued at April 30, 1996 and July
    31, 1996......................................       --           --
  Additional paid-in capital......................         5,710        5,710
  Cumulative translation adjustment...............           132           99
  Accumulated deficit.............................        (4,105)      (4,969 )
                                                    ------------  ------------
    Total stockholder's equity....................         1,737          840
                                                    ------------  ------------
    Total liabilities and stockholder's equity....  $     98,960  $   100,243
                                                    ------------  ------------
                                                    ------------  ------------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                                 ADIENCE, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                               THREE MONTHS ENDED
                                                                                              --------------------
                                                                                              JULY 31,   JULY 31,
                                                                                                1995       1996
                                                                                              ---------  ---------
Net sales...................................................................................  $  29,460  $  27,623
Cost of good sold...........................................................................     22,635     22,036
                                                                                              ---------  ---------
  Gross Profit..............................................................................      6,825      5,587
Selling, general, and administrative expense................................................      3,654      3,956
Amortization of goodwill....................................................................        311        329
                                                                                              ---------  ---------
  Operating Income..........................................................................      2,860      1,302
Interest income.............................................................................        115         30
Interest (expense)..........................................................................     (2,148)    (2,140)
Other income (expense)......................................................................     --             (6)
                                                                                              ---------  ---------
  Income (loss) before income taxes and extraordinary item..................................        827       (814)
Income taxes................................................................................       (212)       (50)
                                                                                              ---------  ---------
  Income (loss) before extraordinary item...................................................        615       (864)
Extraordinary (loss) on early extinguishment of debt........................................       (158)    --
                                                                                              ---------  ---------
  Net income (loss).........................................................................  $     457  $    (864)
                                                                                              ---------  ---------
                                                                                              ---------  ---------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                                 ADIENCE, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                 (IN THOUSANDS)

                                                                                              THREE MONTHS ENDED
                                                                                            ----------------------
                                                                                             JULY 31,    JULY 31,
                                                                                               1995        1996
                                                                                            ----------  ----------
Cash flows from operating activities:
  Net income (loss) before extraordinary item.............................................  $      615  $     (864)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Depreciation and amortization.........................................................         985       1,166
    Amortization of deferred financing costs..............................................         146          13
  Change in assets and liabilities:
    Accounts receivable...................................................................         175       1,100
    Inventories...........................................................................      (1,217)     (1,325)
    Other assets..........................................................................        (467)     (1,192)
    Accounts payable......................................................................         967         519
    Accrued expenses and other liabilities................................................      (1,298)     (1,901)
                                                                                            ----------  ----------
Cash used by operating activities.........................................................         (94)     (2,484)
                                                                                            ----------  ----------
Cash flow from investing activities:
  Capital expenditures....................................................................        (345)       (633)
  Other...................................................................................        (197)        (91)
                                                                                            ----------  ----------
Cash used for investing activities........................................................        (542)       (724)
                                                                                            ----------  ----------
Cash flow from financing activities:
  Borrowings (repayments) under revolving credit facilities, net..........................     (12,434)      4,349
  Borrowings (advances) from/to Parent....................................................      49,812        (942)
  Long-term borrowings....................................................................      --              73
  Repayments of long-term borrowings......................................................     (37,123)       (103)
                                                                                            ----------  ----------
Cash provided by financing activities.....................................................         255       3,377
                                                                                            ----------  ----------
    Net increase (decrease) in cash and cash equivalents..................................        (381)        169
Cash at beginning of period...............................................................       1,974         412
                                                                                            ----------  ----------
Cash at end of period.....................................................................  $    1,593  $      581
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Supplemental disclosures:
  Cash interest paid or charged by Parent during the period...............................  $      794  $    2,206
                                                                                            ----------  ----------
                                                                                            ----------  ----------
  Cash paid during the period for income taxes............................................  $      139  $        2
                                                                                            ----------  ----------
                                                                                            ----------  ----------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                                 ADIENCE, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 JULY 31, 1996

                                  (UNAUDITED)

1. BASIS OF PRESENTATION

    The accompanying unaudited condensed consolidated financial statements of Adience reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the results of operations for the interim periods presented. These financial statements should be read in conjunction with the summary of significant accounting policies and the notes to the financial statements included in Adience's audited financial statements for the year ended April 30, 1996.

2. INVENTORIES

    The components of inventories are:

                                                                          APRIL 30,  JULY 31,
                                                                            1996       1996
                                                                          ---------  ---------
                                                                             (IN THOUSANDS)
Raw material............................................................  $   3,799  $   4,224
Work-in-process.........................................................      1,654      1,779
Finished goods..........................................................      5,811      6,586
                                                                          ---------  ---------
                                                                          $  11,264  $  12,589
                                                                          ---------  ---------
                                                                          ---------  ---------